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                                                                    EXHIBIT 23.5



               CONSENT OF ALEX SHESHUNOFF & CO. INVESTMENT BANKING



         We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Union Planters Corporation of our opinion, dated June 18, 1998 with respect to the merger of Union Planters Corporation and Transflorida Bank and to our firm, respectively, included in the Registration Statement of Union Planters Corporation (the "Initial Registration Statement") and to the inclusion of such opinion as an annex to the Initial Registration Statement. By giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.


                                        ALEX SHESHUNOFF & CO.
                                        INVESTMENT BANKING




AUSTIN, TEXAS
June 19, 1998